Exhibit 10(a)

August 9, 2005

Via Telecopy

JP Morgan Chase Bank
Loan and Agency Services Group
One Chase Manhattan Plaza, 8th Floor
New York, New York  10081
Attn: Agency Services
Telecopy No. (212) 552-2261

Mr. Scott Harvey
JP Morgan Chase Bank
2200 Ross Ave.
Dallas, TX  75201
Telecopy No. (214) 965-3849

Re:                     Second Amended and Restated Credit Agreement dated as of June 13, 2002, as amended (the “Agreement”)

Dear Scott:

Pursuant to Section 2.4(a) of the Agreement, Haggar is hereby notifying JP Morgan Chase Bank, as Agent, that we are reducing the Commitments by $41,000,000 from $111,000,000 to $70,000,000 as of September 6, 2005.

Please confirm receipt and acceptance of this request by signing and returning a copy of this letter to me by telecopy at 214-956-4561.

Sincerely,

/s/ John W. Feray
John W. Feray
SVP, Chief Accounting Officer

Received and Accepted JP Morgan Chase Bank
By:	/s/ D. Scott Harvey
Name and Title:	D. Scott Harvey, Vice President